Exhibit 3.1

Request ID: 025692825	Province of Ontario	Date Report Produced: 2021/02/12
Demande no:	Province de l’Ontario	Document produit le:
Transaction ID: 078185577	Ministry of Government Services	Time Report Produced: 17:44:12
Transaction no:	Ministère des Services gouvernementaux	Imprimé à:
Category ID: CT
Catégorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

LI-CYCLE HOLDINGS CORP.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002816198

is a corporation incorporated,	est une société constituée aux termes
under the laws of the Province of Ontario.	des lois de la province de l’Ontario.

These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

FEBRUARY 12 FÉVRIER, 2021

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

	FORM 1		FORMULE NUMÉRO 1

	BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is:		Dénomination sociale de la compagnie:

LI-CYCLE HOLDINGS CORP.

2.	The address of the registered office is:		Adresse du siège social:

	2351 ROYAL WINDSOR DRIVE		Suite 10

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

	MISSISSAUGA	ONTARIO
	CANADA	L5J 4S7

	(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum	Nombre (ou nombres minimal et maximal)
	number) of directors is:	d’administrateurs:

	Minimum 1	Maximum 10

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian	State Yes or No
	Prénom, initiales et nom de famille	Résident Canadien	Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	AJAY	YES

KOCHHAR

2351 ROYAL WINDSOR DRIVE, Suite 10

MISSISSAUGA ONTARIO
CANADA L5J 4S7

Page: 2

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

	4. The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian	State Yes or No
	Prénom, initiales et nom de famille	Résident Canadien	Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	BRUCE	YES

MACINNIS

2351 ROYAL WINDSOR DRIVE Suite 10

MISSISSAUGA ONTARIO
CANADA L5J 4S7

Page: 3

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

Page: 4

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

I.   Subject to the requirements of the Business Corporations Act (Ontario) as now enacted or as the same may from time to time be amended, re-enacted, or replaced (the “Act”), the rights, privileges, restrictions and conditions attaching to the common shares are as follows:

1.   Voting Rights: The holders of the common shares will be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

2.   Payment of Dividends: The holders of the common shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

3.   Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution will be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Page: 5

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

No share of the Corporation may be transferred unless its transfer complies with the restriction on the transfer of securities set out in paragraph 9 (Other Provisions) hereof.

Page: 6

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

9.	Other provisions, (if any, are):

Autres dispositions, s’il y a lieu:

No security of the Corporation, other than a non-convertible debt security, may be transferred without the consent of:

(a) the board of directors of the Corporation, expressed by a resolution duly passed at a meeting of the directors;

(b) a majority of the directors of the Corporation, expressed by an instrument or instruments in writing signed by such directors;

(c) the holders of the voting shares of the Corporation, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

(d) the holders of the voting shares of the Corporation representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

Page: 7

Ontario Corporation Number
Request ID / Demande no	Numéro de la compagnie en Ontario
25692825	2816198

10. The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	AJAY KOCHHAR

2351 ROYAL WINDSOR DRIVE, Suite 10

MISSISSAUGA ONTARIO

CANADA L5J 4S7

*	BRUCE MACINNIS

2351 ROYAL WINDSOR DRIVE Suite 10

MISSISSAUGA ONTARIO

CANADA L5J 4S7